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                                                                 Exhibit 2(g)(2)

                             SUB-ADVISORY AGREEMENT


         THIS SUB-ADVISORY AGREEMENT is made the 18th day of November, 2002 between R.N. CROFT FINANCIAL GROUP INC. ("CFG" or the "Sub-Adviser"), a registered investment adviser duly incorporated under the laws of Ontario, Canada, and SENTRY SELECT CAPITAL CORP. (the "Adviser"), a registered investment adviser duly incorporated under the laws of Ontario, Canada, as investment adviser to NEW COLONY INVESTMENT TRUST (the "Trust"), a Delaware business trust;

         WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as a closed-end management investment company, may issue shares in series and, as of the date hereof, has issued one series of shares designated as the New Colony Equity Income Fund (together with any successor series thereto, the "Fund");

         WHEREAS the Adviser has the power to manage and direct the investment of the assets of the Trust and to appoint on behalf of the Trust one or more subadvisers to perform all or part of such duties pursuant to the Investment Advisory Agreement between the Adviser and the Trust dated [ ];

         WHEREAS the CFG is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS the Adviser wishes to appoint CFG as sub-adviser to the Fund and CFG wishes to accept such appointment as sub-adviser to manage the investment portfolio of the Fund on the terms set forth herein;

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.   DEFINED TERMS

Unless there is something in the subject matter or context inconsistent therewith, all defined terms in the Investment Advisory Agreement have the same meanings when used herein.

2.   APPOINTMENT OF SUB-ADVISER

CFG is hereby appointed as sub-adviser to the Fund and CFG hereby accepts such appointment and agrees to provide the Adviser with investment management services upon the terms and conditions set forth herein.

The Sub-Adviser acknowledges that the Adviser is responsible for advice given by the Sub-Adviser and accordingly agrees to be subject to the supervision and direction of the Adviser and the Board of Trustees of the Trust and agrees to comply with any directions given by the Adviser and to provide the Adviser with all information requested by it on a timely basis. The Sub-Adviser also acknowledges that it does not have the power or responsibility to direct the affairs of the Trust or the Fund.

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3.   DUTIES OF SUB-ADVISER

The Adviser hereby engages the services of the Sub-Adviser in furtherance of the Investment Advisory Agreement. Pursuant to this Agreement and subject to the oversight and review of the Adviser, the Sub-Adviser will manage the investment and reinvestment of the assets of the Fund. The Sub-Adviser will determine, in its discretion and subject to the oversight and review of the Adviser and the Board of Trustees, the securities and options to be purchased or sold by the Fund, and shall provide the Adviser and the Fund once each quarter, or on such periodic basis as the Board of Trustees may request with information relating to transactions concerning the Fund's assets. The Sub-Adviser shall also provide the Adviser with such records and information concerning its activities with respect to or affecting the Fund as the Adviser may reasonably request. The Sub-Adviser shall discharge its responsibilities under this agreement, subject to the control of the officers and the Board of Trustees of the Trust and the Adviser and in compliance with (i) the Trust's current prospectus and statement of additional information, in particular, the objectives, policies, and limitations for the Fund set forth therein, (ii) the Agreement and Declaration of Trust and By-Laws of the Trust, (iii) applicable laws and regulations, and
(iv) such compliance or similar policies or procedures as the Board of Trustees of the Trust or the Adviser may from time to time adopt as to which the Sub-Adviser has prior written notice, in each case as may be amended from time to time. The Sub-Adviser shall cooperate with the Adviser as may be reasonably requested in connection with the Adviser's responsibilities to the Fund and the Trust. The Sub-Adviser shall also promptly review, and with respect to matters relating or information known to it, provide comments on, any Fund offering or disclosure materials provided to it for review.

The Sub-Adviser represents and warrants to the Adviser that the Sub-Adviser's operations and investment management activities on behalf of the Fund will at all times be in compliance with all applicable federal and state laws governing the Fund's operations and investments. Without limiting the foregoing, the Sub-Adviser represents and warrants that it will (i) invest and reinvest the Fund's assets in a manner that will enable the Fund to qualify and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) comply with (1) the provisions of the Act and rules adopted thereunder; and (2) other applicable federal and state laws and regulations. The Sub-Adviser further represents and warrants that to the extent that any statements or omissions made in the Trust's Registration Statement under the Act and the 1933 Act, on Form N-2, as filed with the Securities and Exchange Commission relating to the Fund and the Trust's Shares and any amendments or supplements thereto (the "Registration Statement"), are made in reliance upon and in conformity with information furnished by the Sub-Adviser for use therein, such Registration Statement will conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder (the "1933 Act") and the Act and will not, as to information relating to the Sub-Adviser and its activities on behalf of the Fund, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time such information is furnished. In addition, the Sub-Adviser shall promptly advise the Adviser of any modifications or supplements to such information furnished by it to the extent such modifications or supplements become necessary to ensure that such information continues to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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Without limiting the foregoing, the Sub-Adviser shall have the following rights and shall perform the following duties, subject to the directions of the Adviser and the Board of Trustees of the Trust:

(a) to comply with the investment objectives and policies applicable to the Fund, including any restrictions on investments as set forth in the Registration Statement, and to implement or arrange for the implementation of such objectives and policies;

(b) to make all investment decisions with respect to the Fund, including decisions regarding the purchase and sale of Fund's portfolio securities, the writing of covered call options, cash covered put options and other derivative securities permitted by the Registration Statement and the closing out of covered call options and other derivative securities written by the Trust;

(c) to select broker-dealers and negotiate brokerage commission rates, subject to ss.4 hereof;

(d) to instruct the Fund and the Adviser concerning the exercise of any conversion privileges, subscription rights, warrants or other rights or options available in connection with any securities at any time held by the Fund;

(e) to instruct the Fund and the Adviser concerning the voting of any portfolio securities that may be held at any time and with respect to the exercise of any right appurtenant to any securities or other property held at any time;

(f) to instruct the Fund and the Adviser with respect to the renewal or extension or participation in the renewal or extension of any securities in the Portfolio on such terms as the Sub-Adviser may deem advisable; and

(g) to provide such other investment advisory, portfolio management and related services to the Fund as the Adviser may request from time to time.

(h) to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

(i) to maintain a level of errors and omissions or professional liability insurance coverage that is from time to time reasonably satisfactory to the Adviser.

4.   PORTFOLIO TRANSACTIONS

In selecting broker-dealers and negotiating brokerage commission rates pursuant to ss.3(c) hereof, Sub-Adviser shall give primary consideration to securing the most favorable prices and efficient executions may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Sub-Adviser may be a party. It is understood that none of the Trust, the Adviser nor the Sub-Adviser has adopted a formula for allocation of the the Fund's investment business. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to supplemental investment and market research and



                                       3
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security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Trust and the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable prices and efficient executions. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Adviser and the Trust's Board of Trustees of the Trust, from time to time, with respect to the extent and continuation of this practice, and in accordance with any applicable policies or procedures as may be adopted by the Board of Trustees of the Trust or the Adviser from time to time as to which the Sub-Adviser has prior written notice. The Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion. The Adviser recognizes that all research services and research that the Sub-Adviser receives are available for all clients of the Sub-Adviser, and that the Fund and other clients of the Sub-Adviser may benefit thereby.

The Sub-Adviser will promptly communicate to the Adviser and to the officers and Board of Trustees of the Trust such information relating to the Fund transactions as they may reasonably request.

To the extent consistent with applicable law and with any applicable policies or procedures adopted by the Board of Trustees of the Trust or the Adviser from time to time as to which the Sub-Adviser has prior written notice, the Sub-Adviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell orders of other clients of the Sub-Adviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

5.   DELIVERY OF DOCUMENTS

The Adviser has delivered to the Sub-Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a) The Agreement and Declaration of Trust of the Trust filed with the State of Delaware;

(b)      The By-Laws of the Trust;

(c) Certified resolutions of the Board of Trustees of the Trust (i) authorizing the appointment of the Adviser and approving the form of the Investment Advisory Agreement; and (ii) authorizing the appointment of the Sub-Adviser and approving the form of this Agreement;

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(d)      The Trust's Registration Statement;

(e) The Trust's Notification of Registration under the Act on Form N-8A as filed with the Securities Exchange Commission and all amendments thereto;

(f) The Prospectus and Statement of Additional Information of the Trust as currently in effect;

(g)      The Code of Ethics of the Trust as currently in effect; and

The Adviser will also deliver copies of any compliance or similar policies or procedures of the Trust or the Adviser relevant to the performance of the Sub-Adviser's duties under this Agreement.

The Adviser will furnish the Sub-Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements generally will be provided within 30 days of the time such materials became available to the Adviser and, until so provided, the Sub-Adviser may continue to rely on those documents previously provided.

During the term of this Agreement, the Adviser also will furnish to the Sub-Adviser prior to use thereof copies of all the Fund documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders or the public that refer in any way to the Sub-Adviser, and will not use such material if the Sub-Adviser reasonably objects in writing within five business days (or such other time period as may be mutually agreed) after receipt thereof. However, the Adviser and the Sub-Adviser may agree amongst themselves that certain of the above-mentioned documents do not need to be furnished to the Sub-Adviser prior to the document's use.

6.   FEES AND EXPENSES

In consideration of the duties performed by the Sub-Adviser pursuant to the terms of this Agreement, the Adviser shall pay the Sub-Adviser fees as set forth in Schedule A attached hereto.

The Adviser shall pay all of its expenses arising from the performance of its obligations under ss.2 hereof and shall pay any salaries, fees and expenses of the Trustees or Officers of the Trust who are employees of the Adviser. The Adviser shall not be required to pay any other expenses of the Trust, including, but not limited to, direct charges relating to the purchase and sale of portfolio securities, interest charges, fees and expenses of independent auditors, taxes and governmental fees, cost of share certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of data processing and related services, shareholder recordkeeping and shareholder account service, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing prospectuses, expenses of annual and special shareholders meetings, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of Trustees who are not employees of the Adviser or its affiliates, insurance premiums and extraordinary expenses such as litigation expenses.

7.   SUB-ADVISER'S STANDARD OF CARE; LIMITATIONS OF LIABILITY

(a) The Sub-Adviser will give the Trust and the Adviser the benefit of the Sub-Adviser's best judgment and efforts in rendering its services to the Fund.

(b) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Sub-Adviser (and/or its officers, directors/trustees, agents, employees, controlling persons,



                                       5
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         shareholders, members and any other person or entity affiliated with the Sub-Adviser), the Sub-Adviser shall not be subject to liability to the Adviser or the Trust or to any shareholder of the Adviser or the Trust or any series thereof for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct on the part of the Sub-Adviser (and/or its officers, directors/trustees, partners, agents, employees, controlling persons, shareholders, members and any other person or entity affiliated with the Sub-Adviser), the Adviser shall indemnify the Sub-Adviser (and its officers, directors/trustees, partners, agents, employees, controlling persons, shareholders, members and any other person or entity affiliated with the Sub-Adviser) (each, an "Indemnified Party") from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which such an Indemnified Party may become subject under the Act or the 1933 Act, under other statutes, at common law or otherwise, arising from (i) the Sub-Adviser's provision of services under this Agreement, (ii) the offer or sale of shares of the Trust or any series thereof, or (iii) any statements or omissions made in any Registration Statement for shares of the Trust, or any amendments or supplements thereto, other than those made in reliance upon and in conformity with information furnished by the Sub-Adviser for use therein. In no case, however, shall such an indemnity be owed by the Adviser to an Indemnified Party with respect to liabilities not arising from conduct of the Adviser or the Trust.

(c) The Sub-Adviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the Act or the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act under or breach of this Agreement by the Sub-Adviser, or (ii) any failure by the Sub-Adviser to comply with the representations and warranties set forth in ss.1 of this Agreement; provided, however, that in no case is the Sub-Adviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement. The Sub-Adviser shall not be liable to the Adviser for any acts of the Adviser with respect to any portion of the assets of the Trust not managed by the Sub-Adviser.

(d) The rights and obligations under ss.ss.6(b) and 6(c) hereof shall survive the termination or expiration of this Agreement.

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8.   CODE OF ETHICS

The Sub-Adviser agrees to observe and comply with Rule 17j-1 under the Act, as the same may be amended from time to time. In this regard, the Sub-Adviser shall, among other things, adopt internal procedures, including a Code of Ethics as required by such Rule, shall periodically report any issues arising under such procedures to the Adviser and the Board of Trustees of the Trust and shall furnish to the Trust a copy of such Code of Ethics as is currently in effect as requested by the Trust.

9.   SUB-ADVISER NOT LIABLE FOR TAXES

The Sub-Adviser shall not be liable for any taxes, assessments or other governmental charges levied with respect to the Trust or the shares of the Fund or upon the Fund or upon the any property of the Trust or any part thereof or upon the income thereof or any interest of the Trust or of any shareholder therein or thereunder.

10.  STATUS OF THE SUB-ADVISER

(a) The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

(b) Subject to the Sub-Adviser's policies concerning the allocation of investment opportunities as described in its Form ADV (a copy of which has been provided to the Adviser) and compliance with applicable law and the Sub-Adviser's Code of Ethics, nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or recommend for purchase or sale, for the Fund any security which it or its officers, directors, affiliates or employees may purchase or sell for the Sub-Adviser or such officer's, director's, affiliate's or employee's own accounts or for the account of any of the Sub-Adviser's clients, advisory or otherwise. Subject to the same proviso, the Sub-Adviser may give advice and take action with respect to other funds or clients, or for its own account that may differ from the advice or the timing or nature of action taken with respect to the Fund. Other than as provided in ss.12 hereof, nothing in this Agreement shall be implied to prevent the Sub-Adviser from providing investment advice and other services to other funds or clients.

11.  BOOKS AND RECORDS

The Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 204-2 under the Advisers Act, any and all such books and records relating to the Fund or its shareholders as are required to be maintained by the Sub-Adviser pursuant to the requirements of such Rule. The Sub-Adviser agrees that all books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

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12.  NON-COMPETITION; NON-SOLICITATION

(a) Subject to ss.10(b), the services of the Sub-Adviser hereunder are not exclusive and nothing herein will prevent the Sub-Adviser or any of its Affiliates from providing similar services to other investment funds and other clients (whether or not their investment objectives, strategies and policies are similar to those of the Fund) or from engaging in other activities. In addition, the Sub-Adviser may from time to time deal with securities of the same class and nature as may constitute the whole or part of the Fund on its own behalf or on behalf of other accounts it manages. The Sub-Adviser shall act on a basis which is fair and reasonable to the Fund and shareholders therein or thereunder in recommending from among the particular investment opportunities that come to the Sub-Adviser those investment opportunities which it presents to the Fund and agrees that its investment decisions for the Fund will be made independently of those made for its other clients and independently of its own investments. If the Fund and one or more of the other clients of the Sub-Adviser are engaged in the purchase or sale of the same security, the Sub-Adviser agrees that such transactions will be effected on an equitable basis. Subject to the foregoing, the Sub-Adviser shall not be obligated to present any particular investment opportunity to the Fund even if such opportunity is of a character which, if presented to the Fund, could be taken by the Fund. The Sub-Adviser is hereby expressly permitted (notwithstanding any liability which might otherwise be imposed by law or in equity upon the Sub-Adviser) to derive direct or indirect benefit, profit or advantage from time to time as a result of the relationship, matters, contracts, transactions, affiliations or other activities and interests permitted under this ss.10 and the Sub-Adviser shall not be liable in law or in equity to pay or account to the Fund or to any Unitholder for any such direct or indirect benefit, profit or advantage nor shall any such contract or transaction be void or voidable at the instance of the Fund or any Unitholder.

(b) During the term of this Agreement the Sub-Adviser shall not provide investment advice for, manage, or otherwise promote an investment with a similar investment structure, as described in the Registration Statement, the securities of which are marketed in whole or in part in the United States, unless prior written approval is received from the Adviser.

(c) The Sub-Adviser hereby covenants and agrees that following the termination or expiration of the term of this Agreement (including any renewal or extension hereof) and continuing for a period of two years thereafter, it will not, directly or indirectly, solicit, initiate or encourage the shareholders of the Fund for or to invest in any registered investment company for U.S. equity securities with a similar investment structure, as described in the Trust's registration statement, as amended; provided that, subject to the


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         limitations in ss.10(d) below, (A) nothing herein shall prohibit the
         Sub-Adviser, directly or indirectly, from advertising or promoting investment products and services other than a registered investment company for U.S. equity securities following such an investment strategy, and (B) nothing herein shall prohibit the Sub-Adviser, directly or indirectly, from advertising or promoting any registered investment company for U.S. securities following such an investment strategy by means of blanket mailings, form letters, the publication of advertisements and other general solicitation, so long as it uses all commercially reasonable efforts, directly and indirectly, to ensure that no such mailings or form letters are sent to the shareholders of the Fund.

(d) Notwithstanding any other provision of this Agreement to the contrary, during the term of this Agreement (including any extension or renewal hereof) and at any time thereafter, no advertising, marketing or disclosure (including prospectuses or similar materials) with respect to the Sub-Adviser and its investment products and services, including any registered investment company formed, sponsored, managed or sub-advised directly or indirectly by the Sub-Adviser, shall include, and the Sub-Adviser shall not encourage or cooperate with any press coverage in connection therewith that includes, the name, track record of or any other direct or indirect reference to the Fund (except that the track record of the Fund, but not the name or any successor name of or other direct or indirect reference to the Fund, may be used to the extent required by applicable law or regulation).

13.  CONFIDENTIALITY

(a) Except (i) with the prior written consent of the Adviser in each instance or (ii) as may be necessary to perform the Sub-Adviser's services hereunder or (iii) as may be required by law or as directed by a court of competent jurisdiction, governmental agency or self-regulatory organization, the Sub-Adviser shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during the term of this Agreement (including any renewal or extension thereof) and continuing for a period of five years thereafter, any confidential information relating to the Adviser or any subsidiary or affiliate thereof, including confidential information relating to investors in the Fund (regardless of whether such investor information is presented on an investor-by-investor basis, aggregated or presented as a composite or otherwise) acquired by it prior to, during the course of, or incident to, its appointment hereunder; provided, however, that nothing contained in this ss.13 shall prevent the Sub-Adviser from soliciting any shareholder of the Fund at any time using any means, unless such solicitation (including the period during which such solicitation may be made) or means are proscribed by ss.12 hereof. If the Sub-Adviser determines that as a matter of law it is required to disclose any such confidential information or if the Sub-Adviser is directed by a court of competent jurisdiction, governmental agency or self-regulatory organization to disclose any such confidential information, it shall promptly give the Adviser written notice thereof and will use reasonable efforts (at no cost to the Sub-Adviser) to assist the Adviser in seeking an appropriate protective order or other reasonable assurances as to the treatment of any such required or directed disclosure. Notwithstanding the first sentence of this paragraph, but subject to the exceptions thereto, personally identifiable financial information relating to investors in the Fund shall at all times during the term of this Agreement (including

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         any extension or renewal hereof) and at any time thereafter be maintained in accordance with the principles of the Trust's privacy policies as described in the Registration Statement from time to time.

(b) Except (i) with the prior written consent of the Sub-Adviser in each instance or (ii) for the sole and exclusive purpose of the Adviser exercising its obligations under the Investment Advisory Agreement or its fiduciary duties in providing investment advisory services to the Trust or (iii) as may be required by law or as directed by a court of competent jurisdiction, governmental agency or self-regulatory organization, the Adviser shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during the term of this Agreement (including any renewal or extension thereof) and continuing for a period of five years thereafter, any confidential information relating to the Sub-Adviser or any subsidiary or affiliate thereof provided to or otherwise obtained by the Adviser during the course of or in connection with the Sub-Adviser's appointment hereunder. If the Adviser determines that as a matter of law it is required to disclose any such confidential information or if the Adviser is directed by a court of competent jurisdiction, governmental agency or self-regulatory organization to disclose any such confidential information, it shall promptly give the Sub-Adviser written notice thereof and will use reasonable efforts (at no cost to the Adviser) to assist the Sub-Adviser in seeking an appropriate protective order or other reasonable assurances as to the treatment of any such required or directed disclosure.

(c) For purposes of this Agreement, the term "confidential information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by the party otherwise owing an obligation of confidentiality as to such information (or by the officers, employees or agents of such party), or (ii) becomes available to the party otherwise owing an obligation of confidentiality as to such information (or by the officers, employees or agents of such party) on a non-confidential basis from a source other than the party to which such obligation is owed (or its officers, employees or agents) provided in each such case that such source is not known by the party otherwise owing such obligation to be bound by a confidentiality agreement with or other obligation of secrecy to the party to which such obligation is owed or to any subsidiary or affiliate thereof.

14.  VIOLATION OF COVENANTS

(a) The Sub-Adviser agrees and acknowledges that the violation of any of the covenants or agreements in ss.12 or 13(a) hereof would cause irreparable injury to the Adviser and/or any entity directly controlling, controlled by or under common control with it and that the remedy at law for any violation or threatened violation thereof would be inadequate and that the Adviser and/or any entity directly controlling, controlled by or under common control with it shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages.

(b) The Adviser agrees and acknowledges that the violation of any of the covenants in ss.13(b) hereof would cause irreparable injury to the Sub-Adviser and/or any entity directly or indirectly controlling, controlled by or under common control with it and that the remedy at law for any violation or threatened violation would be inadequate and that the Sub-Adviser, the Bank and/or any entity directly or indirectly controlling, controlled by or under common control with it shall be entitled to the temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages.

(c) The Adviser and the Sub-Adviser recognize that the laws and public policies of the various states of the United States and the District of Columbia may differ as to the validity and enforceability of agreements similar to those contained in ss.ss.12 and 13 hereof. It is the intention of the Adviser and the Sub-Adviser that the provisions of ss.ss.12 and 13 shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of ss.ss.10 and 11. Accordingly, if any provision of ss.ss.12 or 13 shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the provisions of ss.ss.12 or 13 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

15.  NOTICE

Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

         (i)      to the Adviser:

                  130 King Street West
                  Suite 2850
                  Toronto, Ontario M5X 1A4
                  Facsimile: (416) 364-5615
                  Attention: John F. Driscoll

                  copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Facsimile: (212) 848-7179
                  Attention: Paul S. Schreiber, Esq.

         (ii)     to the Sub-Adviser:

                  10 Carlson Court
                  Etobicoke, Ontario M9W 6L2
                  Facsimile: (905) 771-7050
                  Attention: Richard Croft

16.  EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective upon approval by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund.

(b) This Agreement shall remain in force for a period of two years from the day that it becomes effective under ss.16(a) hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by either the vote of the Board of Trustees of the Trust, or by the affirmative vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, and (ii) by the vote of a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(c) This Agreement may be terminated at any time, without payment of a penalty by the Fund or the Trust, by vote of the Board of Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, or by the Adviser or by the Sub-Adviser, on not less than 30 nor more than 60 days' written notice; provided, however, that this Agreement may not be terminated by the Sub-Adviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after 120 days' written notice, whichever is earlier, and provided further that the Adviser may at its election shorten such 120 day period to any period of not less than 30 days. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). The Adviser shall promptly notify the Sub-Adviser of any transaction or other event that results in an "assignment" of this Agreement within the meaning of the Act.

(d) This Agreement shall terminate in the event that the Investment Advisory Agreement by and between the Trust and the Adviser is terminated, and any such termination of this Agreement shall not result in any liability by the Adviser to the Sub-Adviser or require any payment by the Adviser to the Sub-Adviser other than as contemplated under ss.16(f) below.

(e) The expiration or termination of this Agreement shall not affect the effectiveness of the Investment Advisory Agreement by and between the Trust and the Adviser.

(f) Upon the expiration of this Agreement (including any renewal or extension hereof) or its termination pursuant to any provision of this ss.16, the Sub-Adviser shall not be entitled to any further compensation hereunder, except that the Adviser shall pay the Sub-Adviser any compensation accrued under ss.6 hereof through the date of such expiration or termination. Any such payments shall be made promptly in accordance with prior practice.

17.  COUNTERPARTS

This Agreement may be executed in any number of counterparts by the Parties hereto, all of which shall be deemed to be an original and such counterparts taken together shall constitute one agreement.

18.  FACSIMILES

This Agreement may be executed and delivered by the parties hereto by facsimile transmission and such facsimile copy, when received, shall constitute an original hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.



R.N. CROFT FINANCIAL GROUP INC.          SENTRY SELECT CAPITAL CORP., as
                                         investment adviser and on behalf of
                                         NEW COLONY INVESTMENT TRUST




By: /s/ Richard Croft                    By: /s/ John Driscoll
   ---------------------------              --------------------------------

                                   SCHEDULE A

In consideration of the advisory and other services provided by the Sub-Adviser, the Adviser shall pay the Sub-Adviser an annual fee of .30% of the Fund's month-end net asset value before giving effect to any repurchases by the Fund of shares in the Fund. The investment management fee will accrue monthly and will be payable after the month of accrual. The Adviser will pay the investment management fee to the Sub-Adviser out of the Adviser's investment management fee.